Exhibit 99.1

CHENIERE ENERGY, INC. NEWS RELEASE

Cheniere Announces Positive Final Investment Decision on the Corpus Christi Stage 3 Liquefaction Project

HOUSTON—(BUSINESS WIRE)— Cheniere Energy, Inc. (“Cheniere” or the “Company”) (NYSE American: LNG) announced today that its Board of Directors has made a positive Financial Investment Decision (“FID”) with respect to the 10+ million tonnes per annum of LNG Corpus Christi Stage 3 Liquefaction Project (“CCL Stage 3”) and has issued full notice to proceed to Bechtel Energy Inc. (“Bechtel”) to continue construction on CCL Stage 3, which began earlier this year under limited notice to proceed.

“Reaching FID on Corpus Christi Stage 3 represents an important milestone for Cheniere as we move forward on this significant growth project, which will strengthen our market-leading LNG infrastructure platform, provide much-needed volumes to the global LNG market by the end of 2025, and create long-term value for our stakeholders,” said Jack Fusco, Cheniere’s President and Chief Executive Officer. “I would like to recognize the Cheniere team, our financial partners, our EPC partner Bechtel and our long-term customers for their demonstrated teamwork, commitment and execution, all of which were critical elements in the successful commercialization and financing of CCL Stage 3. CCL Stage 3 is supported by a truly global portfolio of long-term customers and reflects the call for investment in natural gas infrastructure around the world to support environmental priorities and long-term energy security.”

On June 15, 2022, Cheniere’s wholly owned subsidiary, Cheniere Corpus Christi Holdings, LLC (“CCH”) closed on an amended and restated approximately $4 billion Senior Secured Term Loan due 2029 (“CCH 2029 Term Loan”), as well as an amended, extended and upsized $1.5 billion Working Capital Facility due 2027. In conjunction with the financing, Cheniere contributed its wholly-owned equity interests in Corpus Christi Liquefaction Stage III, LLC (“CCL Stage III, LLC”) to CCH, and merged CCL Stage III, LLC into Corpus Christi Liquefaction, LLC (“CCL”), a subsidiary of CCH, with CCL continuing as the surviving company. Borrowings under the CCH 2029 Term Loan are being used to fund approximately half of the total expected cost to develop, construct, and place into service CCL Stage 3, the associated pipeline expansion and other infrastructure at or near the project, and for related business purposes. The remaining costs are expected to be funded from Cheniere.

About Cheniere

Cheniere Energy, Inc. is the leading producer and exporter of liquefied natural gas (LNG) in the United States, reliably providing a clean, secure, and affordable solution to the growing global need for natural gas. Cheniere is a full-service LNG provider, with capabilities that include gas procurement and transportation, liquefaction, vessel chartering, and LNG delivery. Cheniere has one of the largest liquefaction platforms in the world, consisting of the Sabine Pass and Corpus Christi liquefaction facilities on the U.S. Gulf Coast, with total production capacity of approximately 45 mtpa of LNG in operation and an additional 10+ mtpa of expected production capacity under construction. Cheniere is also pursuing liquefaction expansion opportunities and other projects along the LNG value chain. Cheniere is headquartered in Houston, Texas, and has additional offices in London, Singapore, Beijing, Tokyo, and Washington, D.C.

For additional information, please refer to the Cheniere website at www.cheniere.com and Quarterly Report on Form 10-Q for the quarter ended March 31, 2022, filed with the Securities and Exchange Commission.

Forward-Looking Statements

This press release contains certain statements that may include “forward-looking statements” within the meanings of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical or present facts or conditions, included herein are “forward-looking statements.” Included among “forward-looking statements” are, among other things, (i) statements regarding Cheniere’s financial and operational guidance, business strategy, plans and objectives, including the development, construction and operation of liquefaction facilities, (ii) statements regarding regulatory authorization and approval expectations, (iii) statements expressing beliefs and expectations regarding the development of Cheniere’s LNG terminal and pipeline businesses, including liquefaction facilities, (iv) statements regarding the business operations and prospects of third-parties, (v) statements regarding potential financing arrangements, (vi) statements regarding future discussions and entry into contracts, (vii) statements relating to Cheniere’s capital deployment, including intent, ability, extent, and timing of capital expenditures, debt repayment, dividends, and share repurchases, and (viii) statements regarding the COVID-19 pandemic and its impact on our business and operating results. Although Cheniere believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. Cheniere’s actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in Cheniere’s periodic reports that are filed with and available from the Securities and Exchange Commission. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Other than as required under the securities laws, Cheniere does not assume a duty to update these forward-looking statements.

Contacts

Cheniere Energy, Inc.

Investors
Randy Bhatia	713-375-5479
Frances Smith	713-375-5753

Media Relations
Eben Burnham-Snyder	713-375-5764
Phil West	713-375-5586